BILL OF SALE AND GENERAL ASSIGNMENT{{PRIVATE}}



     National Property Investors II, a California limited partnership with an address of One Insignia Financial Plaza, Greenville, South Carolina 29602 ("Seller"), for and in consideration of Ten Dollars ($10.00) lawful money of the United States, to Seller in hand paid, at or before the delivery of these presents, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has bargained and sold, and by these presents does grant, bargain, sell, convey, set over, transfer, assign and deliver unto Sugar Mill, Limited Partnership, a Tennessee limited partnership with an address of 511 Union Street, Suite 2350, Nashville, Tennessee 37219, its successors and assigns ("Buyer") the following:

(a) All goods, equipment, machinery, apparatus, fittings, furniture, furnishings, supplies, spare parts, appliances, tools and other personal property of every kind located upon the parcel of land more particularly set forth in Exhibit "A" annexed hereto and made a part hereof (the "Land"), or within the buildings, structures, and other improvements of any and every nature located on the Land and all fixtures attached or affixed to the Land or to any such buildings, structures or other improvements, commonly known as the Sugar Mill Apartments, in the City of Melbourne, Brevard County, Florida (collectively, the "Premises"), and used in connection with the operation, management or maintenance of the Land or the Premises, excluding any such items owned by tenants of the Land or the Premises and excluding Seller's computer equipment and software, but specifically including, without limitation, the property described on Exhibit "B" attached hereto;

(b) All of Seller's right, title and interest in and to those certificates, permits, authorizations, consents, approvals and licenses (including any and all presently pending applications therefor) affecting the Land or the Premises, issued to Seller or to its predecessors in interest as fee owner of the Premises, as holder, claimant, licensee, permittee, successor in interest, applicant and/or owner of the Premises, by any and all federal, state, county, municipal and local governments, and all departments, commissions, boards, bureaus and offices thereof, having or claiming jurisdiction over the Premises, whether or not the same may presently be in full force and effect;

(c) All of Seller's right, title and interest in and to all unexpired warranties and guaranties affecting the Premises;

(d) All of Seller's right, title and interest in and to accounts receivable of whatsoever kind or nature pertaining or relating to or arising out of the Premises and established, created, accruing or arising prior to or on the effective date hereof ("Effective Date"), but, subject to the provisions of
Section 6(c) of that Purchase and Sale Agreement dated August 22, 1996, executed by Seller and General Capital Corporation, as Trustee, excluding any claim of Seller for rents payable from tenants prior to the Effective Date; and

(e) All of Seller's right, title and interest in and to all other incidents of ownership of the Premises of whatsoever kind or nature, including without limitation the project name of the Premises and the goodwill associated with the project name.

Seller agrees that Seller is the owner of the personal property described above, that said personal property is free from all encumbrances except as described above and that Seller has the right to sell and convey the personal property to Purchaser. Seller agrees to warrant and defend the sale of the personal property to Purchaser against any and all person(s) who claim title to such personal property by, through, or under Seller, but not otherwise. Said personal property is, as to condition, conveyed "as is", "where is" and without warranty of merchantability or fitness for a particular purpose. This Bill of Sale shall bind the Seller and benefit the Purchaser and its successor and assigns.

TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever.

IN WITNESS WHEREOF, Seller has signed this Bill of Sale and General Assignment to be effective as of the 20th day of November, 1996.

                              Seller:

                              NATIONAL PROPERTY INVESTORS II, a
                              California limited partnership

                              By:  NPI EQUITY INVESTMENTS, INC.,
                                   a Florida corporation,
                                   general partner


                                   By: /s/ William H. Jarrard, Jr.
                                   Title:  President


                                 Exhibit "A"


     A parcel of land lying in Section 10, Township 28 South, Range 37 East, Brevard County, Florida, more particularly described as follows:
     Commence at the West 1/4 corner of said Section 10; thence run S 88E48'48" E for a distance of 50.00 feet to a point, said point lying on the East right-of-way line of Babcock St. (a 100 foot right-of-way), thence run S 0E19'00" W along said right-of-way a distance of
     628.10 feet to the Point of Beginning of the following described parcel of land; thence run S 88E48'48" E a distance of 825.08 feet; thence run S 0E19'00" W a distance of 622.00 feet; thence run N 88E48'48" W a distance of 425.04 feet; thence run N 88E55'47" W a distance of 400.03 feet to a point, said point lying on the aforesaid East right-of-way line of "Babcock Street"; thence run N 0E19'00" E along said East right-of-way a distance of 622.81 feet to the Point of Beginning, containing 11.784 acres more or less.

     Being the same property conveyed by Special Warranty Deed from Sugar Mill Limited Partnership, a Florida limited partnership, to National Property Investors, II, a California limited partnership, recorded in Official Records Book 1973, page 866, Public Records of Brevard County, Florida.


                                 Exhibit "B"

                               Personalty List

                               (To Be Attached)